EXHIBIT 2.1

                                 CBO REIT, INC.
                             ARTICLES OF DISSOLUTION

     CBO REIT, Inc., a Maryland corporation (the "Corporation") hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST:  The Corporation is dissolved.

SECOND: The name of the Corporation is CBO REIT, Inc. The address of the principal office of the Corporation is 11200 Rockville Pike, Rockville, Maryland 20852.

THIRD: The resident agent of the Corporation who shall serve for one year after dissolution and until the affairs of the Corporation are wound up is CRIIMI MAE Inc. whose address is 11200 Rockville Pike, Rockville, MD
20852.

FOURTH:  The name and address of each of the directors is as follows:

H. William Willoughby        William B. Dockser         Domenic A. Borriello
11200 Rockville Pike         11200 Rockville Pike       CT Corporation System
Rockville, Maryland 20852    Rockville, Maryland 20852  Corporation Trust Center
                                                        1209 Orange Street
                                                        Wilmington, DE 19801

FIFTH:  The name and title of each of the officers is as follows:

NAME                                          TITLE

William B. Dockser                            Chairman of the Board
H. William Willoughby                         President/Secretary
David B. Iannarone                            Executive Vice President
Cynthia O. Azzara                             Senior Vice President/Chief
                                                Financial Officer/Treasurer
Brian L. Hanson                               Senior Vice President
Susan B. Railey                               Vice President/Assistant Secretary
Eugene Bredow                                 Vice President/Controller
Daniel Warcholak                              Group Vice President
Richard Gibson                                Vice President
Nancy E. Currier                              Vice President/Assistant Secretary
Mark A. Libera                                Vice President/General Counsel
R. Clay Barnes                                Vice President
Carol McMahon                                 Vice President
Paula Reuther                                 Assistant Vice President
John Snow                                     Assistant Vice President
Elizabeth Rogers                              Assistant Vice President
Barbara Young                                 Assistant Vice President


The address for each of the above officers is 11200 Rockville Pike, Rockville, Maryland 20852.

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SIXTH: The dissolution of the Corporation was approved in the manner and by the vote required by law and by the charter of the Corporation. The manner of approval of the dissolution was as follows: (i) by unanimous written consent dated as of January 14, 2003, the Board of Directors of the Corporation adopted a resolution declaring the dissolution advisable and directed that the proposed dissolution be submitted to the sole voting stockholder of the Corporation and
(ii) by unanimous written consent dated as of January 14, 2003, CRIIMI MAE, Inc., as sole voting stockholder of the Corporation, approved the dissolution of the Corporation.

SEVENTH: The Corporation has no known creditors or employees, and thus, no notice of approved dissolution is required pursuant to Section 3-404 of the Maryland General Corporation Law.

                      [The next page is the signature page]


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     IN  WITNESS   WHEREOF,   the  Corporation  has  caused  these  Articles  of
Dissolution to be signed in its name and on its behalf by its Executive Vice President and attested by its Assistant Secretary. The undersigned Executive Vice President of the Corporation acknowledges that these Articles are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles with respect to their authorization and approval are true in all material respects.


ATTEST:                                   CBO REIT, INC.


   /s/Susan B. Railey                     /s/David B. Iannarone       (Seal)
   ----------------------------------     ----------------------------
   Name: Susan B. Railey                  Name: David B. Iannarone
   Title:  Assistant Secretary            Title:   Executive Vice President


     I hereby consent to my designation in this document as resident agent for this corporation.



                                          CRIIMI MAE Inc.



                                          /s/Mark A. Libera
                                          -----------------------------
                                          Mark A. Libera
                                          Vice President/General Counsel